UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 05, 2024

The Beachbody Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39735	85-3222090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd Suite 400
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 883-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BODI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Financing Agreement Amendment

On April 5, 2024 (the “Closing Date”), Beachbody, LLC (the “Borrower”), a subsidiary of The Beachbody Company, Inc. (the “Company”), the lenders party thereto and Blue Torch Finance, LLC (“Blue Torch”), as collateral agent and as administrative agent, entered into that certain Amendment No. 5 to Financing Agreement (the “Fifth Amendment”), which amended the Company’s existing Financing Agreement, dated as of August 8, 2022 (as previously amended, the “Financing Agreement”), by and among the Company, the Borrower, the lenders party thereto from time to time and Blue Torch, as collateral agent and as administrative agent, which provided for a senior secured term loan facility in an original aggregate principal amount of $50.0 million (the “Credit Facility”).

The Fifth Amendment, among other things, amends certain terms of the Financing Agreement, including without limitation, (i) the minimum revenue financial covenant thereunder, such that the minimum revenue levels shall be (A) $100.0 million for each fiscal quarter ending after the Closing Date and on or prior to December 31, 2024 and (B) $110.0 million for each fiscal quarter ending thereafter and on or prior to December 31, 2025; and (ii) the minimum liquidity financial covenant thereunder, such that the minimum liquidity levels shall be $18.0 million at all times from and after the Closing Date through the maturity of the Credit Facility.

In connection with the Fifth Amendment, on the Closing Date, the Borrower made a partial prepayment of the term loans under the Credit Facility in an aggregate principal amount of $4.0 million, together with accrued interest thereon and a related prepayment premium of $120,000.

The foregoing summary of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Amendment

In connection with the Fifth Amendment, the Company also amended and restated the warrants to purchase 97,482 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), originally issued to affiliates of the lenders and Blue Torch (the “Blue Torch Warrants”) (the “Warrant Second Amendment”). The Warrant Second Amendment amends the exercise price of the warrants from $20.50 per share of Class A Common Stock to $9.16 per share.

The foregoing summary of the Warrant Second Amendment is qualified in its entirety by reference to the full text of the form of the Second Amended and Restated Warrant to Purchase Stock, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 8, 2024, the Company issued a press release announcing the entry into the Fifth Amendment and the Warrant Second Amendment as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 5 to Financing Agreement, dated as of April 5, 2024 by and among the Borrower, the lenders party thereto and Blue Torch, as collateral agent and as administrative agent

10.2	Form of Second Amended and Restated Warrant to Purchase Stock

99.1	Press release, dated April 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc.

Date:	April 8, 2024	By:	/s/ Jonathan Gelfand
Jonathan Gelfand Executive Vice President, Business& Legal Affairs, Corporate Secretary